UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):         August 26, 2004

Abgenix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24207	94-3248826
(Commission File Number)	(IRS Employer Identification No.)

6701 Kaiser Drive, Fremont California	94555
(Address of Principal Executive Offices)	(Zip Code)

510-284-6500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On August 26, 2004, Abgenix, Inc. (the “Company”) and Raymond M. Withy, Ph.D. entered into a resignation and transition agreement (the “Resignation Agreement”) in connection with Dr. Withy’s previously announced resignation as president and chief executive officer of the Company effective August 30, 2004.  From August 30, 2004 through December 31, 2004, Dr. Withy will continue providing services as a full-time employee of the Company and will continue to receive the same base salary, cash incentive bonus opportunity, benefits, and perquisites as he was receiving immediately prior to the effectiveness of his resignation.  Dr. Withy will continue to serve as a member of the Company’s board of directors until the end of his current term.  The Company’s obligations under the Resignation Agreement will be effective as of September 3, 2004

The Company and Dr. Withy also entered into an Agreement Amending Options, as of August 26, 2004, pursuant to which any unvested stock options previously granted to Dr. Withy by the Company will continue to vest until December 31, 2004, but not thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABGENIX, INC.

Dated: September 1, 2004	By:	/s/ William Ringo
William Ringo President and Chief Executive Officer